Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

January 10, 2025

Veea Inc.

164 E. 83rd Street

New York, NY 10028

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Veea Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of the following securities:

●	4,507,346 shares of Common Stock held by former members of Plum Partners LLC (the “Plum Sponsor”) upon conversion of Class B shares formerly held by the Plum Sponsor (the “Sponsor Distribution Shares”);

●	5,256,218 shares of Common Stock issuable upon the exercise of warrants (the “Private Placement Warrants”) held by former members of the Plum Sponsor and iFree Global Investment Limited (“iFree” and such shares, the “Private Placement Warrant Shares”);

●	16,460,724 shares of Common Stock issued, or issuable upon exercise of stock options, to directors and current and former officers of the Company and their affiliates at the closing (the “Closing”) of the business combination (the “Business Combination”) among the Company, Plum Merger Sub and Veea Systems Inc. (“Private Veea”) on September 13, 2024 (the “D&O Shares”);

●	3,441,888 shares of Common Stock issued, or issuable upon exercise of stock options, to directors and officers of the Company subsequent to the Closing of the Business Combination (the “Option Shares”)

●	250,000 shares of Common Stock issued at the Closing of the Business Combination in connection with the conversion of the outstanding principal balance under certain promissory notes (the “Sponsor Notes”) issued by the Company to certain former principals of Plum Sponsor pursuant to note conversion agreements (“Note Conversion Agreements”, and such shares, the “Sponsor Note Shares”);

●	1,102,847 shares of Common Stock issued at the Closing of the Business Combination in satisfaction of certain obligations owed related to the issuance of certain new financing securities (the “iFree Shares”);

●	241,667 shares of Common Stock issued at the Closing of the Business Combination in satisfaction of certain obligations owed to certain service providers (the “Service Provider Shares”);

●	180,000 shares of Common Stock issuable upon conversion of certain subordinated convertible promissory notes (the “Convertible Notes”) issued at the Closing of the Business Combination (the “Convertible Note Shares”); and

●	238,961 shares of Common Stock issued or issuable upon exercise of warrants (the “NewField Warrants”) held by NewField Capital Partners, LLC (the “NewField Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation:

●	the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as in effect as of the date of this opinion;

●	the Registration Statement, as amended to date;

●	the Amended and Restated Memorandum and Articles of Association of the Company that was effective prior to the Closing of Business Combination;

●	the Business Combination Agreement;

●	the Warrant Agreement, dated March 18, 2021, between Continental Stock Transfer & Trust Company and the Company, (the “Warrant Agreement”) and the form of Private Placement Warrants attached thereto;

●	the Note Conversion Agreements;

●	the Satisfaction and Release Agreement, dated September 13, 2024, between the Company, Plum Sponsor and Kirkland & Ellis LLP;

●	the Convertible Notes;

●	the NewField Warrants; and

●	records of meetings and consents of the board of directors of the Company provided to us by the Company.

With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

●	each of (i) the Plum Sponsor Distribution Shares, (ii) the Sponsor Note Shares, (iii) the iFree Shares and (iv) the Service Provider Shares are duly authorized, validly issued, fully paid and non-assessable;

●	the Private Placement Warrant Shares are duly authorized, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Private Placement Warrant Shares, when delivered upon exercise of the Private Placement Warrants and payment of the exercise price therefor, in accordance with the terms and conditions set forth in the Warrant Agreement, will be validly issued, fully paid and non-assessable;

●	the D&O Shares that are issued are duly authorized, validly issued, fully paid and non-assessable; and the D&O Shares issuable upon exercise of stock options are duly authorized, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, such shares, when delivered upon exercise of such stock options and payment of the exercise price therefor, will be validly issued, fully paid and non-assessable;

●	the Option Shares are duly authorized, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Option Shares, when the options are being exercised, in accordance with the terms and conditions set forth in the option agreements, will be validly issued, fully paid and non-assessable;

●	the Convertible Note Shares are duly authorized, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Convertible Notes Shares, when delivered upon conversion of the Convertible Notes, in accordance with the terms and conditions set forth in the Convertible Notes, will be validly issued, fully paid and non-assessable; and

●	the NewField Shares that are issued are duly authorized, validly issued, fully paid and non-assessable, and the NewField Shares issuable upon exercise of warrants are duly authorized, and when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, such shares, when delivered upon exercise of the NewField Warrants and payment of the exercise price therefor, in accordance with the terms and conditions set forth in the NewField Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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